NEWS RELEASE

                                                                        CONTACT:
                                                                 Karen L. Howard
                              Vice President-Finance and Chief Financial Officer
                                                   Columbus McKinnon Corporation
                                                            Phone:  716-689-5550
                                                        karen.howard@cmworks.com


                     COLUMBUS MCKINNON REDEEMS ITS REMAINING
                        10% SENIOR SECURED NOTES DUE 2010

AMHERST, N.Y., August 1, 2007 - Columbus McKinnon Corporation (NASDAQ: CMCO) ("CMCO") announced today that it has redeemed the remaining $22.1 million of its outstanding 10% Senior Secured Notes Due 2010 (CUSIP No. 199333AE5) (the "Notes"), using available cash. The Notes, which the Company called for redemption on June 25, 2007, were redeemed at a price of 105% of the principal amount thereof, plus accrued interest.

The action is consistent with the Company's stated strategy to continue to reduce its debt, with a goal of 30% funded debt to total capitalization. Based on a funded debt to total capitalization ratio of 40.8% at July 1, 2007, the end of the fiscal 2008 first quarter, the Company's pro forma ratio inclusive of this transaction would have been 37.6%. CMCO believes that its stronger balance sheet provides it the financial flexibility to make strategic bolt-on acquisitions that will accelerate international market penetration and complement its existing product breadth in the US.

As previously announced, the redemption required a $1.1 million premium payment to Noteholders and a $0.3 million write-off of unamortized financing costs. This represents a net charge of approximately $0.04 per diluted share in the fiscal 2008 second quarter which will end on September 30, 2007. The redemption is expected to reduce future ongoing annualized interest expense by $2.2 million, or approximately $0.07 per diluted share.

As a result of this redemption, the maturity of the Company's $75 million revolving credit facility will automatically be extended by an additional year to February 22, 2011. The Company's availability on its revolving credit facility at July 1, 2007 was $64.8 million.

ABOUT COLUMBUS MCKINNON
-----------------------

Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of material handling products, systems and services, which efficiently and ergonomically move, lift, position or secure material. Key products include hoists, cranes, chain and forged attachments. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available on its web site at HTTP://WWW.CMWORKS.COM.
----------------------

SAFE HARBOR STATEMENT
THIS NEWS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS CONCERNING FUTURE REVENUE AND EARNINGS, INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO DIFFER MATERIALLY FROM THE RESULTS EXPRESSED OR IMPLIED BY SUCH STATEMENTS, INCLUDING GENERAL ECONOMIC AND BUSINESS CONDITIONS, CONDITIONS AFFECTING THE INDUSTRIES SERVED BY THE COMPANY AND ITS SUBSIDIARIES, CONDITIONS AFFECTING THE COMPANY'S CUSTOMERS AND SUPPLIERS, COMPETITOR RESPONSES TO THE COMPANY'S PRODUCTS AND SERVICES, THE OVERALL MARKET ACCEPTANCE OF SUCH PRODUCTS AND SERVICES, THE EFFECT OF OPERATING LEVERAGE, THE PACE OF BOOKINGS RELATIVE TO SHIPMENTS, THE ABILITY TO EXPAND INTO NEW MARKETS AND GEOGRAPHIC REGIONS, THE SUCCESS IN ACQUIRING NEW BUSINESS, THE SPEED AT
WHICH SHIPMENTS IMPROVE, AND OTHER FACTORS DISCLOSED IN THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION CONTAINED IN THIS RELEASE.

                                       ###